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                                                                  Exhibit 4.27
                           SUBSIDIARY SECURITY AGREEMENT

          SUBSIDIARY SECURITY AGREEMENT, dated as of January 2, 2002, made by RBC HOLDING, INC., a Delaware corporation (the "Grantor"), in favor of JPMORGAN
                                                -------
CHASE BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial
               --------------------
institutions (the "Lenders") from time to time parties to the Amended and
                   -------
Restated Credit Agreement, dated as of April 28, 2000 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Remington Arms Company, Inc. (the "Borrower"),
 ----------------                                                 --------
Chase Securities Inc. and Banc of America Securities LLC, as joint lead arrangers, Bank of America, N.A., as Syndication agent, Goldman Sachs Credit Partners, L.P., as documentation agent (collectively the "Other
                                                          -----
Representatives") and the Administrative Agent.
---------------

                                W I T N E S S E T H :
                                - - - - - - - - - -

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein; and

          WHEREAS, pursuant to Section 8.17(b) of the Credit Agreement, the Borrower agreed not to create any new Subsidiary unless such Subsidiary shall have executed and delivered a security agreement to the Administrative Agent for the benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Other Representatives and the Lenders to continue to make their respective Extensions of Credit to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

          1. Defined Terms. (a) Unless otherwise defined herein, capitalized
             -------------
terms defined in the Credit Agreement are used herein as defined therein. The following terms are used herein as defined in the Uniform Commercial Code in effect in the State of New York from time to time: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory and Proceeds. The following terms shall have the following meanings:

          "Agreement": this Security Agreement, as the same may be amended,
           ---------
     supplemented, waived or otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in
           ----
     the State of New York.

          "Collateral": as defined in Section 2 of this Agreement.
           ----------

          "Contracts": all contracts, agreements, instruments and indentures in
           ---------
     any form, and portions thereof, to which the Grantor is a party or under which the Grantor has any right, title or interest or to which the Grantor or any property of the Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Grantor to obtain such consents); provided, that the foregoing limitation shall not affect,
                     --------
     limit, restrict or impair the grant by the Grantor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "Copyright Licenses": all United States written license agreements
           ------------------
     with any unaffiliated Person in connection with any of the Copyrights or such other Person's copyrights, whether the Grantor is a licensor or a licensee under any such license agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

          "Copyrights": all United States copyrights, whether or not the
           ----------
     underlying works of authorship have been published, and whether or not the copyrights have been registered, copyright registrations and applications, and all works of authorship and other intellectual property rights therein, including, without limitation, (a) all renewals thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), (c) the right to sue for past, present and future infringements and misappropriations thereof, and (d) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto.

          "Obligations": the obligations and liabilities of the Grantor under
           -----------
     the Subsidiary Guarantee, the Subsidiary Stock Pledge Agreement and this Security Agreement.

          "Patent License": all United States written license agreements with
           --------------
     any unaffiliated Person in connection with any of the Patents or such other Person's patents, whether the Grantor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed in Schedule II attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

          "Patents": all United States patents, patents applications and
           -------
     patentable inventions, including, without limitation, all patents and patent applications identified in Schedule II attached hereto and made a part hereof, and including without limitation (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto.

          "Trademark License": all United States written license agreements
           -----------------
     with any unaffiliated Person in connection with any of the Trademarks or such other Person's names or trademarks, whether the Grantor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed in Schedule I attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

          "Trademarks": all United States trademarks, service marks, trade
           ----------
     names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule I attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all rights corresponding thereto in the United States and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

          "Work": any work which is subject to copyright protection pursuant to
           ----
     Title 17 of the United States Code.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Grant of Security Interest. As collateral security for the prompt
             --------------------------
and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby assigns, pledges and grants, subject to existing licenses to use Patents or Trademarks granted by the Grantor in the ordinary course of business, to the Administrative Agent, for the benefit of the Lenders, a security interest in and Lien on all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):
 ----------

               (i)     all Accounts;

               (ii)    all Chattel Paper;

               (iii)   all Contracts;

               (iv)    all Documents;

               (v) all Equipment (other than motor vehicles covered by certificate of title statutes);

               (vi)    all General Intangibles;

               (vii)   all Instruments;

               (viii)  all Inventory;

               (ix)    all Patent Licenses;

               (x)     all Patents;

               (xi)    all Pledged Stock;

               (xii)   all Trademark Licenses;

               (xiii)  all Trademarks; and

               (xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, that the foregoing grant of a security interest with respect to
--------
General Intangibles, Patent Licenses and Trademark Licenses shall not include a security interest in, and the Collateral shall not include, any license or permit with a Governmental Authority or Patent License or Trademark License with or issued by Persons other than a Subsidiary of the Grantor that would otherwise be included in the Collateral to the extent that the grant by the Grantor of such security interest is prohibited by the terms and provisions of the written agreement or document or instrument creating or evidencing such license or permit or Patent License or Trademark License (or, if such grant of a security interest is permitted with the consent of a Governmental Authority or any other party thereto, to the extent all necessary consents to such grant have not been obtained therefrom, it being understood that the Grantor shall not be deemed to be obliged to obtain such consents), or such agreement, document or instrument gives the other party thereto the right to terminate such license or permit with a Governmental Authority or Patent License or Trademark License in the event of the grant of a security interest with respect thereto. The Grantor shall use its reasonable best efforts to (i) avoid entering into agreements or contracts which would prohibit the Grantor from granting a security interest in such licenses or permits, Patent Licenses or Trademark Licenses pursuant to the terms of this Agreement and (ii) cause each such license, permit, Patent License or Trademark License entered into, created or made by it after the Effective Date to be subject to the Lien and security interest created pursuant to this Agreement.

          3. Rights of Administrative Agent, Other Representatives and
             ---------------------------------------------------------
Lenders; Limitations on Administrative Agent's, Other Representative's and
--------------------------------------------------------------------------
Lenders' Obligations.
--------------------

          (a) No Liability of Administrative Agent or Lenders under Accounts or
              -----------------------------------------------------------------
     Contracts. None of the Administrative Agent, any Other Representative
     ---------
     nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent, any Other Representative or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent, any Other Representative or any Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Notice to Account Debtors. Upon the request of the
              -------------------------
     Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Grantor shall notify the account debtors on the Accounts and the parties to the Contracts that the Accounts and Contracts have been assigned to the Administrative Agent, for the benefit of the Lenders, and that payments in respect thereof shall be made directly to the

     Administrative Agent. At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with account debtors on the Accounts and the parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

          (c) Collections on Accounts. If required by the Administrative Agent
              -----------------------
     at any time when an Event of Default has occurred and is continuing, any payments of Accounts, when collected by the Grantor, shall be forthwith (and, in any event, within two Business Days of receipt by the Grantor) transferred by the Grantor to the Administrative Agent, subject to disposition by the Administrative Agent for the account of the Lenders only, as hereinafter provided. Until so turned over, all such payments shall be held by the Grantor in trust for the benefit of the Administrative Agent and the Lenders, segregated from other funds of the Grantor. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by the Grantor in trust for the benefit of the Administrative Agent, the Other Representatives and the Lenders) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default has occurred and is continuing, at the Administrative Agent's election, the Administrative Agent shall hold all or any part of such funds on account of the Obligations (whether matured or unmatured) and may apply such funds to the obligations then due and owing, and any part of such funds which the Administrative Agent does not so apply shall be paid over from time to time by the Administrative Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same. At any time when an Event of Default has occurred and is continuing, at the Administrative Agent's request, the Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all statements relating to the Accounts.

          4.  Representations and Warranties. The Grantor hereby represents and
              ------------------------------
warrants that:

          (a) Title; No Other Liens. Except for the Lien granted to the
              ---------------------
     Administrative Agent, for the benefit of the Lenders, pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement and the other Loan Documents, ( including without limitation Liens permitted to exist pursuant to Section 8.3 of the Credit Agreement), the Grantor owns each item of the Collateral free and clear of any and all Liens. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to this Agreement, or as may be permitted pursuant to the Loan Documents.

          (b) Perfected First Priority Liens. (i) This Agreement is effective
              ------------------------------
     to create, as collateral security for the Obligations, valid and enforceable Liens on the Collateral in favor of the Administrative Agent, for the benefit of the Lenders, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (ii) Except with regard to Liens (if any) on Specified Assets, upon the completion of the Filings, and the delivery to and continuing possession by the Administrative Agent of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in the Collateral in favor of the Administrative Agent for the benefit of the Lenders, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Buyers, except to the extent that the recording of an assignment or other transfer of title to the Administrative Agent or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this Section 4(b)(ii), the following terms shall have the following meanings:

               "Filings": the filing or recording of the Financing Statements,
                -------
          any Patent and Trademark Security Agreement and any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

               "Financing Statements": the financing statements delivered to
                --------------------
          the Administrative Agent by the Borrower on the Closing Date for filing in the jurisdictions listed in Schedule 6.1(e) to the Credit Agreement.

               "Ordinary Course Buyers": with respect to goods only, buyers in
                ----------------------
          the ordinary course of business to the extent provided in Section 9-320 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

               "Permitted Liens": Liens permitted pursuant to the Loan
                ---------------
          Documents, including without limitation those permitted to exist pursuant to subsection 8.3 of the Credit Agreement.

               "Specified Assets": the following property and assets of the
                ----------------
          Grantor:

                    (1) Equipment constituting Fixtures;

                    (2) Patents, Patent Licenses, Trademarks and Trademark
               Licenses to the extent that (a) Liens thereon which cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of Grantor and its Subsidiaries taken as a whole;

                    (3) Copyrights and Copyright Licenses and Accounts or
               receivables arising therefrom to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;

                    (4) Collateral for which the perfection of Liens thereon
               requires filings in or other actions under the laws of jurisdictions outside the United States of America, any State, territory or dependency thereof or the District of Columbia;

                    (5) Contracts, Accounts or receivables subject to the
               Assignment of Claims Act;

                    (6) goods included in Collateral received by any Person for
               "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person;

                    (7) Proceeds of Accounts, receivables of Inventory which do not themselves constitute Collateral or which have not been transferred to or deposited in the Collateral Proceeds Account (if any); and

                    (8) Equipment at various sales offices with a fair market
               value of less than $10,000 per sales office and mobile goods.

          (c)  Accounts. The places where the Grantor keeps its records
               --------
     concerning the Accounts constituting Collateral are 870 Remington Drive, Madison, N.C. 27025 or such other location or locations of which the Grantor shall have provided prior written notice to the Administrative Agent pursuant to Section 5(p).

          (d)  Consents. Except as set forth in Schedules I and II hereto no
               --------
     consent of any party (other than the Grantor) to any Patent License or Trademark License constituting Collateral or any obligor in respect of any material Account constituting Collateral or which owes in the aggregate a material portion of all the Accounts constituting Collateral is required, or purports to be required, to be obtained by or on behalf of the Grantor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Trademark License and Account constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor and (to the knowledge of the Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except to the extent the failure of any such Patent License, Trademark License or Account to be in full force and effect or valid or legally enforceable would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as defined in the Credit Agreement). Except as set forth in Schedules I and II hereto, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses, Trademark Licenses or Accounts constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as defined in the Credit Agreement). Except as set forth in Schedules I and II hereto, neither the Grantor nor (to the knowledge of the Grantor) any other party to any Patent License, Trademark License or Account constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as defined in the Credit Agreement). The right, title and interest of the Grantor in, to and under each Patent License, Trademark License and Account constituting Collateral are not subject to any defense, offset, counterclaim or claim which would be reasonably expected, either individually or in the aggregate, to have a material adverse effect on the value of the Collateral (as defined in the Credit Agreement).

          (e) Location of Tangible Property. The Inventory constituting
              -----------------------------
     Collateral and the Equipment constituting Collateral are kept at the locations listed in Schedule III hereto and/or such other locations of which the Grantor shall provide written notice to the Administrative Agent pursuant to Section 5(p).

          (f) Chief Executive Office. The Grantor's chief executive office and
              ----------------------
     chief place of business is located at 870 Remington Drive, Madison, N.C. 27025 or such other location of which the Grantor shall have provided written notice to the Administrative Agent pursuant to Section 5(p).

          (g) Jurisdiction of Organization. The Grantor's jurisdiction of
              ----------------------------
     organization is Delaware or such other jurisdiction of which the Grantor shall have provided written notice to the Administrative Agent pursuant to
     Section 5(p).

          (h) Farm Products. None of the Collateral constitutes, or is the
              -------------
     Proceeds of, Farm Products.

          (i) Patents and Trademarks. Schedules I and II hereto include all
              ----------------------
     Trademarks and Patents owned by the Grantor in its own name as of the date hereof and all material Trademark Licenses and all material Patent Licenses owned by the Grantor in its own name as of the date hereof.

          (j) Governmental Obligors. As of the Effective Date, none of the
              ---------------------
     Obligors on any Accounts, and none of the parties to any Contracts constituting Collateral, is a Governmental Authority, except for any such Accounts or Contracts that are not material in relation to the business of the Grantor.

          (k) Copyrights. As of the date hereof, the Grantor does not own any
              ----------
     Copyrights and is not a party to any Copyright Licenses which are material to the business of the Grantor.

          The Grantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Grantor on and as of each date on which an Extension of Credit is made by the Lenders to the Borrower under the Credit Agreement, in each case as though made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          5. Covenants. The Grantor covenants and agrees with the
             ---------
Administrative Agent and the Lenders and, with respect to Section 5(a), the Administrative Agent covenants and agrees with the Grantor, that, from and after the date of this Agreement until the payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit:

          (a)  Further Documentation; Pledge of Instruments and Chattel Paper.
               --------------------------------------------------------------
     At any time and from time to time, upon the written request of the Administrative Agent or the Grantor, as the case may be, and at the sole expense of the Grantor, the Grantor or the Administrative Agent, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent or the Grantor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Administrative Agent agrees to notify the Grantor and the Grantor agrees to notify the Administrative Agent of any financing or continuation statement filed by it pursuant to this Section 5(a), provided that any
                                                          --------
     failure to give any such notice shall not affect the validity or effectiveness of any such filing. Unless an Event of Default shall have occurred and be continuing, the Grantor shall be entitled to retain possession of all Collateral evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Administrative Agent, for the benefit of the Lenders, and shall not commingle any of such Collateral with any other assets of the Grantor. In the event an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, such Collateral shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. The Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with a transaction permitted under Section 8.14 of the Credit Agreement.

          (b) Indemnification. The Grantor agrees to pay, and to save the
              ---------------
     Administrative Agent, the Other Representatives and the Lenders harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by the Grantor in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by the Grantor in complying with any material Requirement of Law applicable to any of the Collateral or
     (iii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not, as to the
                --------
     Administrative Agent, any Other Representative or any Lender, be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of the Administrative Agent, any Other Representative or any Lender. In any suit, proceeding or action brought by the Administrative Agent, any Other Representative or any Lender under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Grantor will save, indemnify and keep the Administrative Agent, such Other Representative and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a material breach by the Grantor of any obligation thereunder.

          (c) Maintenance of Records. The Grantor will keep and maintain at its
              ----------------------
     own cost and expense reasonably satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts constituting Collateral. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the benefit of the Lenders, shall have a security interest in all of the Grantor's books and records pertaining to the Collateral, and the Grantor shall permit the Administrative Agent or its representatives to review such books and records upon reasonable advance notice during normal business hours at the location where such books and records are kept and at the reasonable request of the Administrative Agent.

          (d)  Right of Inspection. Upon reasonable advance notice to the
               -------------------
     Grantor and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders shall have reasonable access during normal business hours to all the books, correspondence and records of the Grantor, and the Administrative Agent and the Lenders and their respective representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Administrative Agent and the Lenders, at the Grantor's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders and their respective representatives shall also have the right upon reasonable advance notice to the Grantor to enter during normal business hours into and upon any premises where any of the Inventory or Equipment constituting Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (e) Compliance with Laws, etc. The Grantor will comply in all
              -------------------------
     material respects with all Requirements of Law applicable to the Collateral or any part thereof, except to the extent that the failure to so comply would not be reasonably expected to materially adversely affect, in the aggregate, the Administrative Agent's or the Lenders' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral (as defined in the Credit Agreement).

          (f) Compliance with Contractual Obligations. The Grantor will perform
              ---------------------------------------
     and comply in all material respects with all its Contractual Obligations relating to the Collateral, unless (i) such performance or compliance is fully excused by breach by the other party or parties thereto or (ii) such failure to comply or perform would not be reasonably expected, in the aggregate, to have a material adverse effect on the value of the Collateral (as defined in the Credit Agreement).

          (g) Payment of Obligations. The Grantor will pay promptly when due
              ----------------------
     all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings diligently conducted and (ii) such tax, assessment, charge or levy is adequately reserved against on the Grantor's books in accordance with GAAP.

          (h) Limitation on Liens on Collateral. The Grantor will not create,
              ---------------------------------
     incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or material adverse claim on or to any of the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Loan Documents, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (i) Limitations on Dispositions of Collateral. Without the prior
              -----------------------------------------
     written consent of the Administrative Agent, the Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except with respect to exclusive licenses in the ordinary course of business or as permitted by this Agreement or the Loan Documents.

          (j) Limitations on Modifications, Waivers, Extensions of Contracts,
              ---------------------------------------------------------------
     Licenses and Accounts. The Grantor will not, except in the ordinary course
     ---------------------
     of business, amend, modify, terminate or waive any provision of any material Trademark License or any agreement giving rise to a material Account constituting Collateral in any manner which would reasonably be expected to materially adversely affect the value of such Trademark License or Account as Collateral.

          (k) Limitations on Discounts, Compromises, Extensions of Accounts. At
              -------------------------------------------------------------
     all times, the Grantor will not, except in the ordinary course of business, grant any extension of the time of payment of any material Account constituting Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, unless such extensions, compromises, compoundings, settlements, releases, credits or discounts are permitted by the Loan Documents.

          (l) Maintenance of Equipment. The Grantor will maintain each material
              ------------------------
     item of Equipment constituting Collateral in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose, except to the extent that the failure to do any of the foregoing would not be reasonably expected to have a Material Adverse Effect.

          (m) Maintenance of Insurance. The Grantor will maintain, with
              ------------------------
     financially sound and reputable insurance companies, (i) insurance (including property insurance) in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption where reasonably obtainable) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried and (ii) insurance policies relating to the Inventory and Equipment constituting Collateral (A) insuring the Inventory and Equipment constituting Collateral against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or a similar business, (B) insuring the Grantor against liability for personal injury and property damage relating to such Inventory and Equipment, (C) providing that no cancellation, material reduction in amount or material change in the coverage referred to in clause (A) shall be effective until at least 15 days after receipt by the Administrative Agent of written notice thereof, (D) naming the Administrative Agent and the Lenders as additional insured parties and (E) being otherwise reasonably satisfactory in all material respects to the Administrative Agent.

          (n) Further Identification of Collateral. The Grantor will furnish to
              ------------------------------------
     the Administrative Agent and the Lenders from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Administrative Agent may reasonably request, all in reasonable detail.

          (o) Notices. The Grantor will advise the Administrative Agent and the
              -------
     Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan Documents) on, or material adverse claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which would reasonably be expected, in the aggregate, to have a material adverse effect on the aggregate value of the Collateral (as defined in the Credit Agreement) or the Liens created hereunder.

          (p) Changes in Locations, Name, etc. The Grantor will not (i) change
              -------------------------------
     the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the locations specified in Section 4(c), (ii) permit any of the Inventory or Equipment constituting Collateral to be kept at locations other than those listed in Schedule III hereto, unless such Inventory or Equipment is conveyed, sold, leased, transferred, assigned or otherwise disposed of as permitted by Section 8.6 of the Credit Agreement, (iii) change its jurisdiction of organization from that specified in Section 4(g) above or
     (iv) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading, unless the Grantor shall have complied with the following:

               (A) with respect to clauses (i), (iii) and (iv) above, the Grantor (x) shall have given the Administrative Agent at least 30 days' prior written notice thereof and (y) prior to effecting any such change, shall have taken such actions as may be necessary or, upon the reasonable request of the Administrative Agent, advisable to continue the perfection and priority of the Liens granted pursuant hereto, and

               (B) with respect to clause (ii) above, the Grantor (x) shall have given the Administrative Agent at least fifteen days' prior written notice of the location thereof and (y) prior to keeping any Inventory or Equipment constituting Collateral at such new location shall have taken such actions as may be necessary or, upon the reasonable request of the Administrative Agent, advisable to perfect the Liens granted pursuant hereto with respect to such Inventory or Equipment;

          provided in each case under clauses (A)(y) and (B)(y), that the
          --------
          Administrative Agent shall have taken all actions required by Section 5(a) hereof in connection with such actions of the Grantor.

          (q) Copyrights. The Grantor will not own nor at any time in the
              ----------
     future acquire any right, title or interest in or to any Copyright or Copyright License which is material to the business of the Grantor and its Subsidiaries, taken as a whole, other than (i) with respect to computer software or hardware licenses or other Copyright licenses granted to the Grantor in the ordinary course of business, (ii) in connection with any rights of the Grantor in respect of security interests in collateral or
     (iii) with respect to which (A) the Administrative Agent shall have been given prior written notice of the acquisition of any right, title or interest therein or thereto and (B) if reasonably requested by the Administrative Agent, a security agreement reasonably satisfactory to the Administrative Agent shall have been executed by the Grantor.

          6.  Administrative Agent's Appointment as Attorney-in-Fact.
              ------------------------------------------------------

          (a) Powers. The Grantor hereby irrevocably constitutes and appoints
              ------
     the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following at any time when any Event of Default shall have occurred and be continuing, and to the extent permitted by law:

               (i) in the name of the Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Contract, Instrument or General Intangible (to the extent that any of the foregoing constitute Collateral) or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any such Account, Contract, Instrument or General Intangible or with respect to any such other Collateral whenever payable;

               (ii) to pay or discharge taxes and Liens levied or placed on the Collateral, other than Liens permitted under this Agreement or the Loan Documents, to effect any repairs or any insurance required by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

               (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any pre-existing rights or licenses, to assign any Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit.

          (b) Other Powers. The Grantor also authorizes the Administrative
              ------------
     Agent, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in
     Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on the Part of Administrative Agent, Other
              --------------------------------------------------
     Representatives or Lenders. The powers conferred on the Administrative
     --------------------------
     Agent, the Other Representatives and the Lenders hereunder are solely to protect the Administrative Agent's, the Other Representatives' and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent, any Other Representative or any Lender to exercise any such powers. The Administrative Agent, the Other Representatives and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7. Performance by Administrative Agent of Grantor's Obligations. If
             ------------------------------------------------------------
the Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the rate applicable to ABR Loans, shall be payable by the Grantor to the Administrative Agent on demand and shall constitute Obligations secured hereby.

          8. Proceeds. It is agreed that if an Event of Default shall occur
             --------
and be continuing, (a) all Proceeds of any Collateral received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Grantor, and at the request of the Administrative Agent shall, forthwith upon receipt by the Grantor, be turned over to the Administrative Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Administrative Agent, if required by the Administrative Agent), and (b) any and all such Proceeds received by the Administrative Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Administrative Agent, be held by the Administrative Agent, for the benefit of the Lenders, as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may be applied by the Administrative Agent against, the Obligations then due and owing. Any balance of such Proceeds remaining after the payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

          9. Remedies. If an Event of Default shall occur and be continuing,
             --------
the Administrative Agent, on behalf of the Lenders, may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), but subject to any pre-existing rights or licenses, in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent, any Other Representative or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Other Representative or any Lender shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Administrative Agent's request, upon the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Other Representatives and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations then due and owing, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-610 of the Code, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent, any Other Representative or any Lender arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the then outstanding Obligations, including the reasonable fees and disbursements of any attorneys employed by the Administrative Agent, any Other Representative or any Lender to collect such deficiency.

          10. Limitation on Duties Regarding Preservation of Collateral. The
              ---------------------------------------------------------
Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any Other Representative, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person.

          11. Powers Coupled with an Interest. All authorizations and agencies
              -------------------------------
herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit.

          12. Severability. Any provision of this Agreement which is prohibited
              ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13. Section Headings. The Section headings used in this Agreement are
              ----------------
for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          14. No Waiver; Cumulative Remedies. None of the Administrative Agent,
              ------------------------------
any Other Representative nor any Lender shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Other Representative or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Other Representative or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such Other Representative or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          15. Amendments in Writing; No Waiver; Cumulative Remedies; Successors
              -----------------------------------------------------------------
and Assigns. None of the terms or provisions of this Agreement may be waived,
-----------
amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Administrative Agent in accordance with Section
11.1 of the Credit Agreement. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Administrative Agent, the Other Representatives and the Lenders and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          16. Notices.  All notices, requests and demands to or upon the
              -------
respective parties hereto shall be made in accordance with Section 11.2 of the Credit Agreement.

          17. Authority of Administrative Agent. The Grantor acknowledges that
              ---------------------------------
the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Other Representatives and the Lenders, be governed by the Loan Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation to make any inquiry respecting such authority.

          18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
              -------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          19. Release of Collateral and Termination. (a) At such time as the
              -------------------------------------
payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing shall have occurred, the Commitments have been terminated and the Letters of Credit have expired, terminated or been returned to the Issuing Lender, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. Upon request of the Grantor following any such termination, the Administrative Agent shall deliver (at the sole cost and expense of the Grantor) to the Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver (at the sole cost and expense of the Grantor) to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent shall execute and deliver to the Grantor (at the sole cost and expense of the Grantor) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

          IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                                     RBC HOLDING, INC.


                                                     By:_______________________
                                                        Name:
                                                        Title:

ACKNOWLEDGED AND AGREED AS OF
THE DATE HEREOF BY:

JPMORGAN CHASE BANK, as Administrative Agent


By:_____________________________________________
   Title:

                                                                     Schedule I

                        TRADEMARKS AND TRADEMARK LICENSES
                        ---------------------------------


                                      None.

                                                                    Schedule II

                           PATENTS AND PATENT LICENSES
                           ---------------------------


                                      None.

                                                                   Schedule III

                       LOCATION OF INVENTORY AND EQUIPMENT
                       -----------------------------------


                                      None.